UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

Rave Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RAVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2019, Rave Restaurant Group, Inc. (the “Company”) announced the appointment of Brandon L. Solano to become its Chief Executive Officer, effective immediately.  Robert W. Bafundo will continue to serve as President of the Company.

From 2017 through May, 2019, Mr. Solano served as Chief Marketing & Digital Officer for Pei Wei Asian Diner, LLC, a fast-casual restaurant chain featuring Asian-inspired dishes.  From 2015 through 2017, he served as Chief Marketing Officer for Papa Murphy’s Holdings, Inc., a franchisor and operator of the largest “take & bake” pizza chain in the United States.  From 2014 to 2015, he was employed by The Wendy’s Company, a franchisor and operator of fast food restaurants, completing his tenure as Chief Marketing Officer.  From 2008 to 2014, Mr. Solano was employed by Domino’s Pizza, Inc., a franchisor and operator of delivery and carryout pizza outlets, completing his tenure as Vice President of Development.  Mr. Solano has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. Solano has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment letter agreement with Mr. Solano (the “Agreement”) confirming his employment as Chief Executive Officer of the Company.  The Agreement provides for at-will employment at a starting annual base salary of $350,000.  The Agreement also provides for annual incentive compensation of up to 150% of base annual salary split equally between annual cash bonus and restricted stock units granted under the Company’s 2015 Long Term Incentive Plan.  Restricted stock units represent the right to receive shares of common stock upon satisfaction of vesting requirements and performance conditions over a period of three fiscal years.  Mr. Solano will also be entitled to other typical benefits generally available to senior executives of the Company.  The Agreement also contains a covenant not to compete which precludes Mr. Solano from engaging in any pizza restaurant business for a period of 12 months after the termination of his employment, as well as non-disclosure, non-solicitation and other common employment covenants.

The foregoing description of the Agreement is qualified in its entirety by reference to the employment letter agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 8.01	Other Events

The Company has issued a press release announcing Mr. Solano’s appointment as its Chief Executive Officer, a copy of which is attached as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter agreement dated October 18, 2019, between Rave Restaurant Group, Inc. and Brandon Solano.

99.1	Rave Restaurant Group, Inc. press release dated October 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: October 21, 2019	By:	/s/ Robert W. Bafundo
Robert W. Bafundo, President